Effective as from March 17, 2008

between

PROYECTOS MINEROS S.A.

as Assignor

and

CONSTITUTION MINING CORP.

as Assignee

_________________________________

ASSIGNMENT AGREEMENT

__________________________________

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ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT made effective as of the 17th day of March, 2008 is between:

PROYECTOS MINEROS S.A., a company duly incorporated in Argentina with address for delivery and notice located at Maipú 1210, Piso 5, (C1006ACT), Ciudad Autónoma de Buenos Aires, Argentina (the "Assignor"); and

CONSTITUTION MINING CORP., a corporation organized under the laws of the State of Nevada, United States of America, with address for notice and delivery located at Suite 300-1055 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2E9 (the "Assignee")

RECITALS

           A.       WHEREAS the Assignor is the legal and beneficial holder of certain rights and obligations under a Exploration Contract with Option to Purchase executed with Silvia René Rodríguez (the "Titleholder") on January 19, 2008 (the "Agreement") with regards to the mining properties referred thereto as "Amira" (dossier n&176; 18,794), "Amira Norte" (dossier n&176; 18,832) and Esparta II (dossier n&176; 19,056), located in the Province of Salta, Argentina (the "Properties"); a copy of which Agreement is attached hereto as Exhibit I.

           B.        WHEREAS the Assignee is interested in purchasing from the Assignor all of the Assignor's respective rights and obligations under the Agreement, and the Assignor is interested in selling such rights and obligations to the Assignee.

           C.        WHEREAS pursuant to Section Fourteenth (Decimo Cuarto) of the Agreement, the Assignor can freely assign all of its rights and obligations arising from the Agreement to third parties by giving notice to the Titleholder on the conditions of said assignment, with a minimum term of thirty days in advance to the assignment date; and the Titleholder must give its consent to the assignment by authentic means, which consent can not be unreasonably withheld.

OPERATIVE PROVISIONS

NOW THEREFORE THIS AGREEMENT WITNESSES THAT the Parties hereto agree as follows:

           Section 1.        Interpretation.

           For the purposes of this Assignment Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i)        the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Assignment Agreement as a whole and not to any particular part, section or other subdivision of this Assignment Agreement;

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            (ii)       the headings are for convenience only and do not form a part of this Assignment Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Assignment Agreement;

            (iii)      any reference to an entity will include and will be deemed to be a reference to any entity that is a permitted successor to such entity;

            (iv)       words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa; and

            (v)        the time permitted to perform any obligation, requirement or thing to be done "by" a certain date, includes that date.

           Section 2.        Representations and Warranties:

           2.1       Each Party represents and warrants to the other Parties hereto that:

(a)        it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b)        it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)        neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a Party; and

(d)        the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

           2.2       The Assignor represents and warrants to the Assignee that:

(a)        the Assignor is the holder of all rights granted to it under the Agreement, and has not assigned, encumbered nor agreed to assign or encumber any of these rights other than to the Assignee under this Assignment Agreement;

(b)        the Assignor has obtained all necessary consent from Titleholder to effect the transfer of the Assigned Interest to the Assignee, consent that is hereby attached as Exhibit II;

(c)        to the best of the knowledge of the Assignor, the Properties are free and clear of all liens and encumbrances, and are in good standing under the mining laws of Argentina;

(d)        to the best of the knowledge of the Assignor, all of the mineral claims comprising the Properties have been located in accordance with the mining laws of Argentina, and in accordance with local customs, rules and regulations; and

(e)        there is no litigation, proceeding or investigation pending or threatened against the Assignor with respect to the Property, nor does the Assignor know, or have any grounds to know after due enquiry, of any basis for any litigation, proceeding or investigation which would affect the Properties.

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           2.3        The representations, warranties and covenants herein-before set out are conditions on which the Parties have relied in entering into this Assignment Agreement and will survive the acquisition of the Assigned Interest.

           Section 3.        Assignment:

           3.1       The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby acquires from the Assignor, for the Consideration set forth in Section 4 hereof, effective as of the Effective Date of this Assignment Agreement, all of the Assignor's respective rights and obligations under the Agreement (the "Assigned Interest").

           3.2       For purposes of complying with Argentine legislation, the Assignor will nominate an Argentine corporation, such corporation intended to become a subsidiary of the Assignee, for purposes of being formally invested with the Assigned Interest (the "Argentine Subsidiary").

           3.3        Notwithstanding the paragraph before, from and after the Effective Date of this Assignment Agreement and for purposes hereof, the Assignee shall be considered the owner of all rights and obligations arising from the Agreement, having full and exclusive right to explore, with an option to purchase the Properties in accordance to the terms and conditions under the Agreement.

           Section 4.        Consideration.

           4.1       As consideration for the Assigned Interest received hereof, the Assignee shall recognize to the Assignor a 1% Net Returns Royalty, where Net Returns Royalty has the meaning set out in Exhibit III (the "Net Returns Royalty"). The Net Returns Royalty will be calculated and paid to the Assignor or to its appointed nominees in accordance with the Exhibit III, (the "Consideration").

           Section 5.        Force Majeure

           5.1.        If the Assignee is at any time prevented or delayed in complying with the payment of the Consideration under Section 4., by reason of strikes, walk-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Assignee (and for greater certainty excluding factors related to a lack of funding), the time limited for the performance by the Assignee of its obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay.

           5.2.        The Assignee will within seven days give notice to the Assignor of each event of force majeure under Section 5.1 and upon cessation of such event will furnish the Assignor with notice to that effect together with particulars of the number of days by which the obligations of the Assignee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

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           Section 6.        Confidential Information

           6.1       No information furnished by the Assignee to the Assignor hereunder in respect of the activities carried out on the Properties by the Assignee, will be published by the Assignor without the written consent of the Assignee, but such consent in respect of the reporting of factual data will not be unreasonably withheld, and will not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporate laws. This provision shall terminate three years after the termination of this Assignment Agreement.

           Section 7.        Arbitration

           7.1       All questions or matters in dispute with respect to the interpretation of this Assignment Agreement will, insofar as lawfully possible, be submitted to arbitration pursuant to the terms hereof using "final offer" arbitration procedures.

           7.2       It will be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration will have given not less than 10 days' prior written notice of its intention so to do to the other party together with particulars of the matter in dispute.

           7.3       On the expiration of such 10 days, the party who gave such notice may proceed to commence procedure in furtherance of arbitration as provided in this Section.

           7.4       The party desiring arbitration (the "First Party") will nominate in writing three proposed arbitrators, and will notify the other party (the "Second Party") of such nominees, and the other party will, within 10 calendar days after receiving such notice, either choose one of the three or recommend three nominees of its own. All nominees of either party must hold accreditation as either a lawyer, accountant or mining engineer. If the First Party fails to choose one of the Second Party's nominees then all six names shall be placed into a hat and one name shall be randomly chosen by the president of the First Party and that person if he/she is prepared to act shall be the nominee. Except as specifically otherwise provided in this Section the arbitration herein provided for will be conducted in accordance with the Commercial Arbitration Act (British Columbia). The parties shall thereupon each be obligated to proffer to the Arbitrator within 21 calendar days of his/her appointment a proposed written solution to the dispute and the arbitrator shall within 10 calendar days of receiving such proposals choose one of them without altering it except with the consent of both parties.

           7.6       The expense of the arbitration will be paid as specified in the award.

           7.7       The parties may agree that the award of the arbitrator will be final and binding upon each of them.

           Section 8       Default and Termination

           8.1       If at any time during the term of this Assignment Agreement either party fails to perform any obligation hereunder or any representation or warranty given by it proves to be untrue, then the other party may terminate this Assignment Agreement (without prejudice to any other rights it may have) providing:

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(i)        it first gives to the party allegedly in default a notice of default containing particulars of the obligation which such has not performed, or the warranty breached;

(ii)       the other party does not dispute the default, then if it is reasonably possible to cure the default without irreparable harm to the non-defaulting party, the defaulting party does not, within 30 calendar days after delivery of such notice of default, cure such default by appropriate payment or commence to correct such default and diligently prosecute the matter until it is corrected.

           8.2       Notwithstanding Section 8.1 before, Assignee may terminate this Assignment Agreement at any time by providing 30 (thirty) days prior written notice to the Assignor. Assignee will not be responsible for any damages that this termination may cause to the Assignor except for those obligations that the Assignee assumes under the present agreement that are prior to the termination date.

           8.3       Upon termination of this Assignment Agreement by reason of a default of its obligations by the Assignee, or under election of the Assignee under Section 8.2 before, the Assignee will transfer the Assigned Interest back to the Assignor, including but not limited to the Properties, in good standing and free and clear of all charges and encumbrances. Assignee will deliver at no cost to the Assignor within 90 days of such termination date copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Assignee with respect to the Properties and not before furnished to the Assignor. Finally, Assignee will have the right, within a period of 90 days following the termination date of this Assignment Agreement, to remove from the Properties all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Properties by or on behalf of the Assignee, and any such property not removed within such 90-day period will thereafter, only if the Assignor elects in writing, become the property of the Assignor.

           Section 9.        Notices.

           9.1       All notices and other communications in connection with this Assignment Agreement must be in writing and given by (i) hand delivery (ii) through a major international courier service, or (iii) facsimile transmissions, in each case addressed as specified below or in any subsequent notice from the intended recipient to the party sending the notice. Such notices and communications will be effective upon delivery if delivered by hand, upon receipt if sent by international courier service, or upon receipt if sent by facsimile transmission. Notices shall be addressed as follows:

PROYECTOS MINEROS S.A.,
Maipú 1210, Piso 5 (C1006ACT)
Buenos Aires, Argentina
Phone: + 54 11 4891 2700
Attention: Willem Fuchter
Fax: + 54 11 4311 7025
        + 54 11 4314 0399

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CONSTITUTION MINING CORP.,
Suite 300-1055 West Hastings Street,
Vancouver, British Columbia, Canada,
V6E 2E9
Phone: 604-858-3306
Attention: Dan Hunter
Fax: 604-858-4408

           Section 10.      Governing Law.

           10.1     THIS ASSIGNMENT AGREEMENT AND ANY DISPUTE ARISING HEREUNDER WILL BE GOVERNED BY THE LAWS OF BRITISH COLUMBIA, CANADA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

           10.2     EACH OF THE ASSIGNEE AND THE ASSIGNOR HEREBY IRREVOCABLE SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF BRITISH COLUMBIA, CANADA, IN RESPECT OF ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY THE ASSIGNOR OR THE ASSIGNEE, RESPECTIVELY, ARISING UNDER THIS ASSIGNMENT AGREEMENT.

           Section 11.     Entire Agreement.

           11.1     This Assignment Agreement represents the final agreement between the Parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties.

           Section 12.     Execution in Counterparts.

           12.1     This Assignment Agreement is executed in two (2) counterparts and by the Parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and both of which when taken together will constitute one and the same agreement.

           IN WITNESS WHEREOF, the Parties hereto have caused this Assignment Agreement to be executed as of the date first above written.

PROYECTOS MINEROS S.A.
By: "Willem Fuchter" Name: Willem Fuchter Title:President
CONSTITUTION MINING CORP.

By: "Daniel Hunter" Name: Daniel Hunter Title: Chief Operating Officer and a director

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EXHIBIT I

[Exploration Contract with Option to Purchase executed with Silvia René Rodríguez (the "Titleholder") on January 19, 2008 (the "Agreement") with regards to the mining properties referred thereto as "Amira" (dossier n&176; 18,794), "Amira Norte" (dossier n&176; 18,832) and Esparta II (dossier n&176; 19,056), located in the Province of Salta, Argentina]

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EXPLORATION CONTRACT WITH OPTION TO PURCHASE
(English Translation)

This contract is entered into in the City of Salta, on January 19, 2008 by and between Silvia René Rodríguez, holder of Identity Document No. 17,747,878, having legal domicile at Avenida Sarmiento No. 636, 3rd floor B (hereinafter the "TITLEHOLDER") and Proyectos Mineros S.A., domiciled at Maipú 1210, 5th floor, City of Buenos Aires, represented herein by Mr. Héctor Luis Ponte, holder of Identity Document (L.E.) No. 4,693,210, in his capacity as attorney in fact, (hereinafter "PMSA"), and both of them jointly referred to as the Parties, represent as follows:

WHEREAS

a) TITLEHOLDER represents that (i) the mining properties identified in Schedules I and II hereto (hereinafter the "MINING PROPERTIES") have been registered in its name with the Court of Record having jurisdiction over Mines and Commercial Matters in and for the Province of Salta; (ii) the MINING PROPERTIES are free and clear of liens, mortgages, attachments or charges and that no mining fees (cánones) are outstanding as of the date of this Contract; (iii) no claims whatsoever are currently pending with regard to title to the MINING PROPERTIES and that, to the best of her knowledge, there are no reasons which may serve as grounds for said claims or any agreements or options related to exploration or exploitation of the MINING PROPERTIES and (iv) there are no matters of fact or law preventing the MINING PROPERTIES from being explored, whether of an environmental nature, connected with holders of surface rights or third parties, that the relevant Environmental Impact Reports have been submitted with regard thereto, including all necessary authorizations and agreements granted and executed in that connection, except for the Esparta II discovery statement which was applied for on January 3, 2008 and which is currently pending.

b) PMSA represents that it is a duly organized and existing company under the Argentine laws, having full power and authority to assume and comply with its obligations hereunder and any other contract or instrument referred to or contemplated hereby; and

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c) PMSA is interested in obtaining from TITLEHOLDER the exclusive right to explore the MINING PROPERTIES with an option to purchase 90% thereof and TITLEHOLDER is also interested in conferring said rights to PMSA.

NOW THEREFORE, the parties have agreed to enter into this Contract pursuant to the following terms and conditions:

ONE: TITLEHOLDER grants PMSA exclusive possession of the MINING PROPERTIES for the effective term hereof, authorizing PMSA, its contractors, employees and/or agents, to exercise all the rights pertaining to TITLEHOLDER therein in accordance with the Argentine Mining Code, including the exclusive right to evaluate the MINING PROPERTIES and perform exploration activities and any other works related to mining activities pursuant to the method, in the manner and within the scope as determined by PMSA at the exclusive discretion thereof. TITLEHOLDER or agents thereof shall be entitled to enter the MINING PROPERTIES. PMSA shall not be held liable for any damages sustained by the TITLEHOLDER or agents thereof as a consequence of any visit to the MINING PROPERTIES, except where said damages should have been due to fault or negligence attributable to PMSA.

TWO: As from the effective date of this Contract and during the whole term hereof, PMSA shall have the exclusive option to acquire 90% (Ninety percent) of the MINING PROPERTIES (hereinafter the "Purchase Option"), which option shall be deemed to have been automatically exercised as from the moment PMSA shall: (i) effect all payments established in section FOUR pursuant to the terms and conditions set forth therein, or (ii) advance payment of the amount set forth in 4.5. of section FOUR at any time, in which case PMSA shall effect payment of all other outstanding amounts in accordance with said section FOUR to the extent said amounts have not become due and payable as of the date of said advance payments. As from execution hereof, at any time and prior to exercise of the Purchase Option, PMSA shall organize a new company in the type of a Corporation (Sociedad Anónima) pursuant to Law 19,550 (hereinafter "NEWCO"). As from its organization, the equity interest in the NEWCO shall be represented as follows: 90% of shares for PMSA (or any other person as elected thereby) and 10% of the shares for TITLEHOLDER. Within a ten-business-day term following incorporation of the NEWCO, TITLEHOLDER shall contribute 100% of the MINING PROPERTIES to the NEWCO, in which opportunity PMSA (or the person appointed thereby as NEWCO shareholder) shall create a pledge upon the shares held thereby representing 90% of the NEWCO capital stock in favor of TITLEHOLDER. Shares shall be released or discharged from said pledge upon exercise of the Purchase Option pursuant to the terms and condition hereof. TITLEHOLDER shall execute and deliver all documentation and shall perform all necessary registrations and take any other action as may be necessary for the purposes of formalizing the acts set forth herein, in order for the MINING PROPERTIES to be transferred to the NEWCO free and clear of obligations, liens and encumbrances within 10 business days from. All costs related to the execution of the relevant notarial deeds, stamp taxes and all other rates applicable to the transactions contemplated herein in accordance with tax laws in force in the Province of Salta shall be borne by PMSA.

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All necessary investments required to carry out the project shall be made by PMSA until the feasibility stage, and thereafter TITLEHOLDER shall contribute an amount equivalent to 10% of interest held thereby.

In addition, and in the event the Purchase Option should have been exercised, TITLEHOLDER shall be entitled to sell its 10% share to third parties provided, however, that PMSA shall have a priority right regarding acquisition of said 10% share for the same value as offered by said third parties to TITLEHOLDER.

THREE: The effective term hereof shall commence upon execution of this Contract (hereinafter the EFFECTIVE DATE) and shall remain in full force and effect for the whole term as may be necessary for the fulfillment of conditions set forth in sections ONE, TWO and FOUR.

FOUR: The aggregate price to be paid by PMSA to TITLEHOLDER in consideration for the Exploration Right and Purchase Option regarding 90% of the MINING PROPERTIES, including all title, property and mining rights made an integral part thereof, shall consist in the following amounts which shall be paid to TITLEHOLDER pursuant to the terms and conditions set forth hereinbelow:

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4.1 Within 5 days following execution hereof, the amount of USD 20,000 (Twenty Thousand United States Dollars) to be deposited in the account as specified for such purposes herein by TITLEHOLDER.

4.2 After twelve (12) months counted as from the EFFECTIVE DATE, the amount of USD 75,000 (Seventy-five Thousand United States Dollars).

4.3 After twenty-four (24) months counted as from the EFFECTIVE DATE, the amount of USD 150,000 (One Hundred and Fifty Thousand United States Dollars).

4.4 After thirty-six (36) months counted as from the EFFECTIVE DATE, the amount of USD 200,000 (Two Hundred Thousand United States Dollars).

4.5 After forty-eight (48) months counted as from the EFFECTIVE DATE, the amount of USD 1,000,000 (One Million United States Dollars). By means of this payment, the Purchase Option established in section TWO shall be deemed to have been automatically exercised and consequently such 90% of NEWCO shares upon which the pledge has been created shall be released or discharged from said pledge pursuant to the provisions set forth in section TWO.

TITLEHOLDER shall serve written notice upon PMSA specifying the method and place of payment of the amounts set forth herein at least fifteen (15) days in advance of payment due date.

FIVE: TITLEHOLDER herein delivers to PMSA all geologic, administrative and legal information in possession of TITLEHOLDER regarding the MINING PROPERTIES being the subject-matter hereof. PMSA undertakes to provide TITLEHOLDER all information related to deposits or evidence of ore discovered during evaluation and exploration of the MINING PROPERTIES, being further authorized to carry out all necessary proceedings required in order for PMSA, if applicable, to register the statements of discoveries in MINING PROPERTIES areas with the Court of Record having jurisdiction over Mines and Commercial Matters in and for the Province of Salta in addition to any other mining right, which shall be registered in the name of TITLEHOLDER and shall be automatically made a part of the MINING PROPERTIES and consequently subject to the Purchase Option and other provisions hereof.

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SIX: TITLEHOLDER voluntarily undertakes to refrain, during the effective term hereof, from engaging in acts to dispose of property or creating any liens and encumbrances upon the MINING PROPERTIES whatsoever, irrespective of the nature thereof, including without limitation, sales, transfers, mortgages, assignments, leases and loans. To secure the abovementioned restraint, PMSA is hereby authorized to apply for registration of this Contract with the Court of Record having jurisdiction over Mines and Commercial Matters in and for the Province of Salta. Applicable stamp tax and applicable utilities rates pursuant to the tax rules of the Province of Salta for the period running until the exercise of the Purchase Option of the MINING PROPERTIES shall be borne by PMSA.

SEVEN: During the effective term hereof, PMSA shall be entitled to resolve unilaterally and at any time, abandonment of the Exploration Right and Purchase Option thus terminating this Contract. Sufficient notice of said decision shall be given to TITLEHOLDER at least thirty (30) calendar days in advance of the date of effective termination and this Contract shall be deemed to have been terminated by both parties on the effective date of termination as specified in the notice. Upon termination as provided for hereunder, TITLEHOLDER shall have no entitlement whatsoever to claim compensation, damages or loss of profits, except in the event of default by PMSA upon maintenance obligations regarding the PROPERTIES arising prior to termination date. As from the effective termination date, PMSA shall not be bound to effect such payments set forth in section FOUR as may be outstanding. In the event that upon termination date any mining fees or mining duties remained outstanding, PMSA shall pay TITLEHOLDER the amounts due and payable as of the effective termination date hereof.

EIGHT: TITLEHOLDER shall be entitled to consider this Contract terminated upon failure by PMSA to effect any of the payments set forth in section FOUR after third (30) calendar days from sufficient notice in writing by TITLEHOLDER demanding fulfillment of payment obligations.

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NINE: Upon termination hereof as a consequence of any of the grounds contemplated in the foregoing sections, PMSA shall return 90% of its shares held in the NEWCO to TITLEHOLDER, free of any liens and encumbrances and PMSA shall further vacate the MINING PROPERTIES within ninety (90) calendar days counted as from the date of effective termination, removing from the MINING PROPERTIES, at its own expense, all machines, tools, equipment, personal property and devices introduced therein. Upon failure by PMSA to perform said acts within the specified term, all such elements shall become the property of TITLEHOLDER, unless TITLEHOLDER should resolve to remove them from the property at PMSA expense. Furthermore, within the abovementioned term, PMSA shall further deliver to TITLEHOLDER copies of all maps, geological reports, test results, drilling records and all other technical data resulting from exploration and evaluation activities carried out by PMSA. TITLEHOLDER shall be delivered possession of the MINING PROPERTY in the physical and legal condition as the MINING PROPERTIES may enjoy at the time, without any right whatsoever to claim damages, loss of profits or any other type of compensation irrespective of nature thereof, subject to the exceptions set forth herein and particularly the exception established under section SEVEN in fine.

In the event this Contract should have been registered, notice of termination hereof shall be served by PMSA upon the Mining Authorities within a term not to exceed thirty days from TERMINATION DATE.

TEN: Any knowledge or information acquired by TITLEHOLDER with regard to the results of exploration activities performed by PMSA, methods applied, results of analysis, metallurgical tests, location of drillings, discoveries made, technology or inventions applied or arising as a consequence of any activities performed by PMSA hereunder shall not be disclosed by TITLEHOLDER and shall be kept strictly confidential thereby, unless PMSA should discharge TITLEHOLDER from said obligation in writing or unless TITLEHOLDER should be required to provide said information to any government agencies being legally empowered to require so. This confidentiality commitment shall be valid during the whole effective term hereof.

ELEVEN: The Parties agree that "AREA" shall mean the area defined by the external borders of the MINING PROPERTIES.

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Any mining property, right or interest acquired by either Party during the effective term hereof within the AREA shall be made a part of the MINING PROPERTIES and consequently subject to the terms and conditions set forth hereunder.

TWELVE: (i) During the effective term hereof, PMSA shall make all efforts to maintain the MINING PROPERTIES effective as required by the mining and environmental laws currently in force. These obligations include, but are not limited to, payment of mining fees and survey costs, replacement of boundaries, taxes, payment of guaranties and any other compensation applicable to holders of surface rights, expenses or utilities rates. This obligation shall remain in full force and effect until notice has been served by PMSA upon TITLEHOLDER regarding termination of the contract. TITLEHOLDER shall grant PMSA, and/or any other persons designated thereby, a Power of Attorney for Administrative Proceedings conferring sufficient subrogation powers regarding exercise of rights and obligations connected with the proceedings pending with regard to the MINING PROPERTIES, under an express provision prohibiting abandonment or waiver of the MINING PROPERTIES, taking any actions as required by the Argentine Mining Code and other national, provincial and municipal regulations and until restoration or final exercise of the purchase option.

(ii) PMSA shall be liable for and shall hold TITLEHOLDER harmless against liability arising from damages and/or losses arising from civil, commercial or criminal proceedings or labor claims filed by any person hired as a consequence of the activities conducted by PMSA in the AREA, and for any damages sustained by third parties, PMSA personnel, contractors, representatives, employees and/or agents thereof;

(iii) PMSA shall be liable for environmental damage and harm caused to third parties, holders of surface rights or the Government, and arising from the activities conducted in the AREAS, provided that said damages should be caused during the effective term hereof and as a consequence of PMSA activities. PMSA shall acknowledge and shall be in charge of restoration, mitigation and/or remediation of environmental damage in accordance with the effective environmental laws. Such provision shall not be construed as the obligation of reinstatement of identical conditions as existing prior to occurrence of the environmental impact.

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(iv) PMSA shall provide annual reports to TITLEHOLDER for the purposes of informing the latter about works performed by means of technical progress reports having been duly documented.

THIRTEEN: This Contract shall be governed by Argentine laws and any controversies arising from application and construction hereof shall be submitted to the jurisdiction of the Courts of First Instance in and for the City of Salta.

FOURTEEN: PMSA shall freely assign to third parties all the rights and obligations arising herefrom and shall be further entitled to associate with third parties for the purposes of performance hereof, serving written notice upon TITLEHOLDER of material conditions governing such assignment or associations at least thirty (30) calendar days in advance of the assignment effective date. TITLEHOLDER shall be entitled to assign the rights and obligations applicable thereto under the terms of this Contract subject to prior written consent by PMSA, which consent shall not be unreasonably withheld.

FIFTEEN: Any notices to be given hereunder shall be made by any sufficient means to the following special-contractual domiciles:

PMSA

At. Mr. Hernán M. Zaballa

Maipú 1210, 5to. Piso

(C1006ACT) Ciudad Autónoma de Buenos Aires

Argentina

FAX (01) 4314-0399

TITLEHOLDER

Silvia René Rodríguez

Av. Sarmiento No 636, 3&176; Piso B

Salta - Capital (C/P 4400)

Argentina

FAX 0387-4223605

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Either party shall serve sufficient notice at any time upon the other party in writing for the purposes of informing about the change of domicile thereof. As from the date of effective delivery of said notice, the new domicile as specified in the notice shall be regarded as the domicile of said party for the purposes of notices.

In witness whereof, three counterparts are signed by the Parties to only one effect and with the same contents.

[Signed]
PROYECTOS MINEROS S.A.

[Signed]
SILVIA RENÉ RODRÍGUEZ

Certification [illegible]

[Signed]
ELSA LILIANA BENITEZ
Civil Law Notary Public
Register No 61.
SALTA

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SCHEDULE I

LIST OF MINING PROPERTIES

FILE No 18,794 - MINE AMIRA

FILE No 18,832 - MINE AMIRA NORTE

FILE No 19,056 - MINE ESPARTA II

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SCHEDULE II

LOCATION MAP

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Cateo
Atena II
Atena I
Cristalita
Esparta II
La Sarita II
Amira Norte
Amira
La Sarita I
Sarita Este
Sarita Sur
Cateo
0 2,500 5,000 Meters
Projects
Silvia R. Rodriguez
Projects
Amira
Amira Norte
Cristalita
Esparta II
La Sarita I
La Sarita II
Sarita Este
Sarita Sur
Rio Tinto Mining
Projects
Cateo
Atena I
Atena II
Cateo

Constitution Mining Corp.

Companies Properties

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SPECIAL NOTARIAL RECORD. CERTIFICATION OF SIGNATURE

Salta. Notaries Public Association

A 00645837

In the City of Salta, Capital City of the Province of Salta, Argentine Republic, on this nineteenth day of January of the year two thousand and eight, I, ELSA LILIANA BENITEZ in my capacity as Civil Law Notary Public, Notarial Registry No. 61, hereby CERTIFY that the signatures appearing in the instrument attached to this Notarial Record and consisting in a CONTRACT are genuine and have been affixed by SILVIA RENÉ RODRÍGUEZ, holder of National Identity Document No. 17,747,878 and HECTOR LUIS PONTE, holder of National Identity Document No 4,693,210 in my presence and entered in the Book of Record No ONE Page No 146 and 147, Records No 1,168 and 1,169, I attest. SILVIA RENÉ RODRÍGUEZ appearing on her own behalf and HECTOR LUIS PONTE acting in the name and on behalf of the company PROYECTOS MINEROS S.A., with special domicile at Maipú No 1210, fifth floor in the City of Buenos Aires and appearing in his capacity as Attorney in fact thereof, as evidenced by the Notarily Recorded General Power of Attorney No 57 dated February 1, 2007, authorized by the Civil Law Notary Public Esteban Urresti practicing in the City of Buenos Aires, which Power of Attorney, having been duly certified and produced in my presence, confers sufficient powers to perform this act, I attest.

[Signed]
ELSA LILIANA BENITEZ
Civil Law Notary Public
Register No 61.
SALTA

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EXHIBIT II

[Consent given to the assignment agreement by Titleholder]

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[English Translation]

Ms. Silvia René Rodriguez
Sarmiento 636 -3rd Floor Suite B
Salta
Argentina

Re.: Notice of assignment of
Exploration Contract with Purchase
Option dated January 19, 2008
executed by and between Silvia René
Rodriguez and Proyectos Mineros
S.A. (the "Contract")

Dear Ms. Rodriguez,

This is to notify you in terms of section Fourteen of the Contract that Proyectos Mineros S.A. (f/k/a Recursos Maricunga S.A., the "Assignor") has assigned the Contract to Constitution Mining Corp. (the "Assignee") for it to develop, through its domestic subsidiary, the project related to the mining properties which are the subject-matter of the Contract, known as "Amira, Amira Norte and Espartaco II" (the "Assignment").

As required in the aforementioned section of the Contract, please be informed that the material conditions for the Assignment are as follows:

            (i) Unconditional assumption by the Assignee of all the obligations under the Contract and ratification of all its terms;

            (ii) Commitment to make the necessary investments to establish the project's potential.

In this sense, please sign these presents at foot as evidence of your consent to the Assignment.

Yours sincerely,

[Signed]
Proyectos Mineros S.A.

I sign this note as evidence of my consent
to the aforementioned Assignment of the
Contract in terms of section Fourteen

[Signed]
Silvia René Rodriguez

Date:

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EXHIBIT III

NET RETURNS ROYALTY

Pursuant to the Assignment Agreement to which this Exhibit is attached, Assignee (for the purposes herein the "Payee") will be entitled to a royalty equal to one percent (1%) of net returns (the "Net Returns Royalty") payable by Assignor ("Payor") as set forth below.

Net Returns Royalty

A.                  "Net Returns Royalty" means the aggregate of:

1.        all revenues from the sale or other disposition of ores, concentrates or minerals produced from the Properties; and

2.        all revenues from the operation, sale or other disposition of any facilities the cost of which is included in the definition of "Operating Expenses", "Capital Expenses" or "Exploration Expenses"; less (without duplication) Working Capital, Operating Expenses, Capital Expenses and Exploration Expenses.

B.                    "Working Capital" means the amount reasonably necessary to provide for the operation of the mining operation on the Properties and for the operation and maintenance of the Facilities for a period of six months.

C.                    "Operating Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable directly or indirectly in connection with Commercial Production from the Properties and in connection with the maintenance and operation of the Facilities, all in accordance with generally accepted accounting principles, consistently applied, including, without limiting the generality of the foregoing, all amounts payable in connection with mining, handling, processing, refining, transporting and marketing of ore, concentrates, metals, minerals and other products produced from the Property, all amounts payable for the operation and maintenance of the Facilities including the replacement of items which by their nature require periodic replacement, all taxes (other than income taxes), royalties and other imposts and all amounts payable or chargeable in respect of reasonable overhead and administrative services.

D.                    "Capital Expenses" means all expenses, obligations and liabilities of whatsoever kind (being of a capital nature in accordance with generally accepted accounting principles) incurred or chargeable, directly or indirectly, with respect to the development, acquisition, redevelopment, modernization and expansion of the Properties and the Facilities, including, without limiting the generality of the foregoing, interest thereon from the time so incurred or chargeable at a rate per annum from time to time equal to prime rate established by the Royal Bank of Canada, Main Branch in Vancouver, British Columbia plus 2 percent per annum, but does not include Operating Expenses nor Exploration Expenses.

E.                    "Exploration Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable, directly or indirectly, in connection with the exploration and development of the Properties including, without limiting the generality of the foregoing, all costs reasonably attributable, in accordance with generally accepted accounting principles, to the design, planning, testing, financing, administration, marketing, engineering, legal, accounting, transportation and other incidental functions associated with the exploration and mining operation contemplated by this agreement and with the Facilities, but does not include Operating Expenses nor Capital Expenses.

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F.                    "Facilities" means all plant, equipment, structures, roads, rail lines, storage and transport facilities, housing and service structures, real property or interest therein, whether on the Properties or not, acquired or constructed exclusively for the mining operation on the Properties contemplated by this Agreement (all commonly referred to as "infrastructure").

G.                    "Commercial Production" means the operation of the Properties or any portion thereof as a producing mine and the production of mineral products therefrom (but does not include bulk sampling, pilot plant or test operations).

Payment

                      Net Returns shall be calculated for each calendar quarter in which Net Returns are realized, and payment as due hereunder shall be made within 30 days following the end of each such calendar quarter. Such payments shall be accompanied by a statement summarizing the computation of Net Returns and copies of all relevant settlement sheets. Such quarterly payments are provisional and subject to adjustment within 90 days following the end of each calendar year. Within ninety days after the end of each calendar year, Payor shall deliver to Payee an unaudited statement of royalties paid to Payee during the year and the calculation thereof. All year end statements shall be deemed true and correct six months after presentation, unless within that period Payee delivers notice to Payor specifying with particularity the grounds for each exception. Payee shall be entitled, at Payees's expense, to an annual independent audit of the statement by a national firm of chartered accountants, only if Payee delivers a demand for an audit to Payor within four months after presentation of the related year-end statement.

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